Exhibit 99.1

Ameri100 Announces Appointment of Chief Financial Officer

PR NewswireApril 25, 2017

PRINCETON, N.J., April 25, 2017 /PRNewswire/ -- AMERI Holdings, Inc. ("Ameri100" or the "Company") (AMRH), a leading integrated SAP® solutions provider, today announced the appointment of Viraj Patel as Chief Financial Officer.

Viraj comes with over 25 years of experience including as Chief Financial Officer and Chief Accounting Officer of publicly traded companies listed on the New York Stock Exchange and NASDAQ. Prior to joining Ameri100, Viraj served as the Chief Financial Officer of two technology start-ups and previously served as the Chief Financial Officer for UTStarcom, a multi-billion global telecommunications company. During his time as Chief Financial Officer at UTStarcom, Viraj led a global team of finance and operations professionals and was instrumental in streamlining the company's operations resulting in increased EBITDA margins. Viraj has also held senior finance positions at various technology and software companies where he had extensive experience in mergers and acquisitions, treasury management, equity and debt financing, and financial planning. Viraj started his career with the accounting firm PricewaterhouseCoopers. He holds a bachelor's degree in business administration from Pace University and is a Certified Public Accountant.

"Viraj is an accomplished executive with significant financial and operational expertise, including as a public company Chief Financial Officer, and he will be an exceptional addition to our team," said Giri Devanur, President and Chief Executive Officer of Ameri100. "Viraj's broad, global business experience will be an asset to us in implementing a significantly streamlined cost structure and operating model, while enabling us to focus on our highest-potential growth opportunities."

About Ameri100

AMERI Holdings, Inc. is a fast-growing company that, through the operations of its twelve subsidiaries, provides SAP cloud and digital enterprise services to clients worldwide. Headquartered in Princeton, New Jersey with offices in New York, Atlanta, Dallas, Chandler, Kansas City, Folsom, and Toronto. The Company has offices in Bangalore, Chennai, Mumbai, and Noida, India. Ameri100 is a Lean Enterprise Architecture Partner (LEAP), which provides a global partner ecosystem with deep knowledge and capabilities to build and implement complex solutions for clients and thereby building long term sustainable value. For further information, visit www.ameri100.com.

Forward-Looking Statements

This press release includes forward-looking statements that relate to the business and expected future events or future performance of Ameri100 and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Ameri100's financial and growth projections as well as statements concerning our plans, predictions, estimates, strategies, intentions, beliefs and other information concerning our business and the markets in which we operate. The future performance of Ameri100 may be adversely affected by the following risks and uncertainties: the level of market demand for our services, the highly-competitive market for the types of services that we offer, market conditions that could cause our customers to reduce their spending for our services, our ability to create, acquire and build new businesses and to grow our existing businesses, our ability to attract and retain qualified personnel, currency fluctuations and market conditions around the world, and other risks not specifically mentioned herein but those that are common to industry. For a more detailed discussion of these factors and risks, investors should review Ameri100's reports on Form 10-K and other reports filed with the Securities and Exchange Commission (the "SEC"), which can be accessed through the SEC's website. Forward-looking statements in this press release are based on management's beliefs and opinions at the time the statements are made. All forward- looking statements are qualified in their entirety by this cautionary statement, and Ameri100 undertakes no duty to update this information to reflect future events, information or circumstances.

Investor and Media Contact:
Carlos Fernandez
100 Canal Pointe Blvd, Suite 108
Princeton, NJ 08540
Phone: (732) 243-9250
Email: carlos.fernandez@ameri100.com